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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 11, 2026

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-42552	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 W. 76th Street, Suite 118,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07              Submission of Matters to a Vote of Security Holders.

On June 11, 2026, Sanuwave Health, Inc. (the “Company”) held its 2026 annual meeting of stockholders. The following matters (the “Proposals”) were voted upon by the stockholders with the final voting results as shown:

Proposal 1. To elect five directors, Morgan Frank, Gregory Bazar, Jeffrey Blizard, Ian Miller and James Tyler, to serve until the 2027 annual meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes
Morgan Frank	4,988,463	69,863	1,061,530
Gregory Bazar	4,706,567	351,759	1,061,530
Jeffrey Blizard	4,634,031	424,295	1,061,530
Ian Miller	4,244,965	813,361	1,061,530
James Tyler	4,292,161	766,165	1,061,530

Proposal 2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstain	Broker Non-Votes
6,057,957	45,261	16,638	–

Proposal 3. To approve, in an advisory, non-binding vote, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
4,666,444	385,238	6,644	1,061,530

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: June 15, 2026	By:	/s/ Morgan C. Frank
	Name:	Morgan C. Frank
	Title:	Chief Executive Officer
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